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                                                                     EXHIBIT 3.5

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                   NRP (GP) LP

         This Certificate of Limited Partnership, dated April 9, 2002, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1.   NAME. The name of the limited partnership is "NRP (GP) LP."

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 17-104 of the Act is:

              Corporation Trust Center
              1209 Orange Street
              Wilmington, Delaware  19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

              The Corporation Trust Company
              Corporation Trust Center
              1209 Orange Street
              Wilmington, Delaware  19801.

         3. GENERAL PARTNER. The name and the business, residence or mailing address of the general partner are:

              GP Natural Resource Partners LLC
              601 Jefferson Street
              Suite 3600
              Houston, Texas 77002.

         EXECUTED as of the date written first above.

                                       GP NATURAL RESOURCE PARTNERS LLC
                                       Its General Partner

                                       By: /s/ DWIGHT L. DUNLAP
                                           ------------------------------------
                                             Dwight L. Dunlap
                                             Authorized Person